Exhibit 99.1

UNAUDITED INTERIM FINANCIAL STATEMENTS

Consolidated Balance Sheets as of March 31, 2019 and December 31, 2018

Consolidated Statements of Operations for the three months ended March 31, 2019 and 2018

Consolidated Statements of Changes in Stockholders’ Equity for the three months ended March 31, 2019 and 2018

Consolidated Statements of Cash Flows for the three months ended March 31, 2019 and 2018

Notes to Unaudited Consolidated Financial Statements

C3J Therapeutics, Inc.

Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$6,162,000	$9,663,000
Prepaid expenses and other current assets	456,000	697,000
Total current assets	6,618,000	10,360,000
Restricted cash	700,000	800,000
Property and equipment, net	2,930,000	3,249,000
Operating lease right-of-use asset	2,635,000	—
Other assets	136,000	136,000
Total assets	$13,019,000	$14,545,000

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$1,043,000	$727,000
Deferred rent	—	335,000
Current portion of operating lease liabilities	1,143,000	—
Deferred asset acquisition consideration	769,000	970,000
Total current liabilities	2,955,000	2,032,000
Deferred rent, net of current portion	—	810,000
Operating lease liabilities, net of current portion	2,553,000	—
Deferred asset acquisition consideration, net of current portion	2,399,000	2,892,000
Asset acquisition derivative liability	1,157,000	1,117,000
Total liabilities	9,064,000	6,851,000

Stockholders’ equity
Common stock, no par value; 150,000,000 shares authorized at March 31, 2019 and December 31, 2018; 102,770,818 shares issued and outstanding at March 31, 2019 and December 31, 2018	145,736,000	145,736,000
Accumulated deficit	(141,781,000)	(138,042,000)
Total stockholders’ equity	3,955,000	7,694,000
Total liabilities and stockholders’ equity	$13,019,000	$14,545,000

See accompanying condensed notes to consolidated financial statements.

C3J Therapeutics, Inc.

Consolidated Statements of Operations

	Three Months Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)

Operating expenses
Research and development	$2,061,000	$2,186,000
Acquired in-process R&D	—	6,768,000
General and administrative	1,380,000	639,000
Total operating expenses	3,441,000	9,593,000
Loss from operations	(3,441,000)	(9,593,000)
Other income (expense)
Interest income	48,000	52,000
Interest expense	(306,000)	(88,000)
Change in fair value of derivative liability	(40,000)	(34,000)
Total other income (expense), net	(298,000)	(70,000)
Net loss	$(3,739,000)	$(9,663,000)
Per share information:
Net loss per share, basic and diluted	$(0.04)	$(0.10)
Weighted average shares outstanding, basic and diluted	94,320,106	94,320,106

See accompanying condensed notes to consolidated financial statements.

C3J Therapeutics, Inc.

Consolidated Statements of Stockholders’ Equity

	Stockholders' Equity
				Accumulated
				Other	Total
	Common Stock		Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Deficit	(Loss)	Equity
Balances, December 31, 2017	102,852,133	$145,690,000	$(121,340,000)	$(7,000)	$24,343,000
Grant of restricted stock awards	250,000				—
Forfeiture of restricted stock awards	(77,500)				—
Stock-based compensation		26,000			26,000
Net loss			(9,663,000)		(9,663,000)
Balances, March 31, 2018	103,024,633	$145,716,000	$(131,003,000)	$(7,000)	$14,706,000

Balances, December 31, 2018	102,770,818	$145,736,000	$(138,042,000)	$—	$7,694,000
Net loss			(3,739,000)		(3,739,000)
Balances, March 31, 2019	102,770,818	$145,736,000	$(141,781,000)	$—	$3,955,000

See accompanying condensed notes to consolidated financial statements.

C3J Therapeutics, Inc.

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(3,739,000)	$(9,663,000)
Adjustments required to reconcile net loss to net cash used in operating activities:
Acquired in-process research and development	—	5,691,000
Depreciation	348,000	402,000
Stock-based compensation	—	26,000
Non-cash interest expense	306,000	88,000
Change in fair value of derivative liability	40,000	34,000
Amortization of premiums on available-for-sale securities	—	25,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	429,000	201,000
Deferred rent	(84,000)	(71,000)
Prepaid expenses and other current assets	241,000	(20,000)
Net cash used in operating activities	(2,459,000)	(3,287,000)
Investing activities:
Purchases of available-for-sale securities	—	(3,392,000)
Proceeds from sales and maturities of available-for-sale securities	—	4,073,000
Purchases of property and equipment	(142,000)	(159,000)
Net cash provided by/(used in) investing activities	(142,000)	522,000
Financing activities:
Payment of deferred consideration for asset acquisition	(1,000,000)	—
Net cash provided by/(used in) financing activities	(1,000,000)	—
Net increase (decrease) in cash and cash equivalents	(3,601,000)	(2,765,000)
Cash, cash equivalents and restricted cash, beginning of period	10,463,000	12,276,000
Cash, cash equivalents and restricted cash, end of period	$6,862,000	$9,511,000

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same amounts shown in the consolidated statements of cash flows.
	Three Months Ended March 31,
	2019	2018
Cash and cash equivalents	$6,162,000	$8,711,000
Restricted cash	700,000	800,000
Cash, cash equivalents and restricted cash	$6,862,000	$9,511,000

C3J Therapeutics, Inc.

Notes to Consolidated Financial Statements

1. Organization and Description of the Business

C3J Therapeutics, Inc. (the “Company” or “C3J”) is a clinical-stage biotechnology company focused on the discovery and development of novel targeted antimicrobials that treat infectious diseases and address mircobial dysbiosis associated with human disease.  The Company was incorporated under the laws of the state of California on November 4, 2005 as C3 Jian, Inc. Effective February 26, 2016, the Company reincorporated under the laws of the state of Washington as C3J Therapeutics, Inc. As part of this process, the California entity was converted to C3 Jian, LLC and became a wholly owned subsidiary of C3J.

As discussed in more detail in Note 8,  the Company completed a merger with AmpliPhi Biosciences Corporation (“AmpliPhi”), a publicly traded clinical stage biotechnology company focused on the development of novel targeted antimicrobials in an all-stock transaction. At the closing of the merger on May 9, 2019, the combined company changed its name to Armata Pharmaceuticals, Inc. (“Armata”) and received an additional $10.0 million in financing through a private placement of Common Stock with certain former C3J shareholders.

2. Liquidity

The Company has prepared its consolidated financial statements on a going concern basis, which assumes that the Company will realize its assets and satisfy its liabilities in the normal course of business. However, the Company has incurred net losses since its inception and has negative operating cash flows. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.

As of March 31, 2019, the Company had unrestricted cash and cash equivalents of $6.2 million. For the foreseeable future, the Company’s ability to continue its operations is dependent upon its ability to obtain additional capital.

3. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

The accompanying unaudited consolidated financial statements of the Company should be read in conjunction with the audited financial statements and accompanying notes thereto as of and for the year ended December 31, 2018 included in the Proxy Statement on Schedule 14A of AmpliPhi, filed with the U.S. Securities and Exchange Commission on April 4, 2019, as amended. The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements. Any reference in the Notes to applicable guidance is meant to refer to authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In the opinion of management, the accompanying consolidated financial statements include all adjustments that are of a normal and recurring nature and that are necessary for the fair presentation of the Company’s financial position and the results of its operations and cash flows for the periods presented. Interim results are not necessarily indicative of results for the full year or any future period.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in its consolidated financial statements and accompanying notes. On an ongoing basis, management evaluates these estimates and judgments, which are based on historical and anticipated results and trends and on various other assumptions that management believes to be reasonable under the circumstances. By their nature, estimates are subject to an inherent degree of uncertainty and, as such, actual results may differ from management’s estimates.

Fair Value of Financial Instruments

The carrying amounts of cash equivalents, other current assets, accounts payable, and accrued liabilities approximate fair value because of the short-term nature of these instruments.

Derivative Liabilities

Derivative liabilities are accounted for in accordance with the applicable accounting guidance provided in ASC 815 – Derivatives and Hedging based on the specific terms of the agreements. Derivative liabilities are recorded at fair value at each reporting period with any change in fair value recognized as a component of change in fair value of asset acquisition derivative liability in the consolidated statements of operations and comprehensive loss.

Research and Development Costs

Research and development (“R&D”) costs consist primarily of direct and allocated salaries, incentive compensation, stock-based compensation and other personnel-related costs, facility costs, and third-party services. Third party services include studies and clinical trials conducted by Clinical Research Organizations. R&D activities are expensed as incurred. The Company records accruals for estimated ongoing clinical trial expenses. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the studies, including the phase or completion of events, invoices received and contracted costs. Judgments and estimates are made in determining the accrued balances at the end of the reporting period.

Acquired in-process research and development expense

The Company expenses acquired in-process research and development in connection with an asset acquisition when there is no alterative future use. Acquired in-process research and development expense of $6.8 million consists of the estimated fair value of the assets acquired and consideration given in connection with the acquisition of certain synthetic phage assets in 2018 from Synthetic Genomics, Inc. As the assets acquired were in the research and development phase and were determined to not have any alternative future use, it was expensed as acquired in-process research and development.

Recent Accounting Pronouncements Not Yet Adopted

Recently Adopted Accounting Standards

In February 2016, the FASB issued ASU No. 2016‑02, Leases (Topic 842), which amends the FASB Accounting Standards Codification and creates Topic 842, "Leases." The new topic supersedes Topic 840, "Leases," and increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and requires disclosures of key information about leasing arrangements. The Company has elected to adopt ASU 2016‑02 retrospectively at January 1, 2019 using a simplified transition option that allows companies to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings or accumulated deficit. We have also elected to adopt the package of practical expedients permitted in ASC Topic 842. Accordingly, we are continuing to account for our existing operating lease as an operating lease under the new guidance, without reassessing whether the agreements contain a lease under ASC 842. All of our leases at the adoption date were operating leases for facilities and did not include any non-lease components.

As a result of the adoption of ASU 2016‑02, on January 1, 2019 we recognized (i) a lease liability of approximately $3.8 million, which represents the present value of our remaining lease payments using an estimated incremental borrowing rate of 15%, and (ii) a right-of-use asset of approximately $2.7 million. There was no cumulative-effect adjustment to accumulated deficit. Lease expense is not expected to change materially as a result of the adoption of ASU 2016‑02.

In June 2018, the FASB issued ASU No. 2018‑07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which amends the FASB Accounting Standards Codification in order to simplify the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees will be aligned with the requirements for share-based payments granted to employees. The guidance mandates the modified retrospective approach and is effective for annual and interim reporting periods beginning after December 31, 2018, with early adoption permitted. The Company elected to early adopt this ASU as of June 30, 2018 and the adoption did not have an impact on the Company’s consolidated financial statements.

4. Fair Value of Financial Assets and Liabilities

The guidance regarding fair value measurements prioritizes the inputs used in measuring fair value and establishes a three-tier value hierarchy that distinguishes among the following:

•	Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
•

Level 2—Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

•	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Company estimates the fair values of derivative liabilities utilizing Level 3 inputs. No derivative liabilities have been transferred between the classification levels. Estimating the fair values of derivative liabilities requires the use of significant and subjective inputs that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors.

The recurring fair value measurements of the Company’s financial assets and liabilities at March 31, 2019 and December 31, 2018 consisted of the following:

	Quoted Prices in
	Active Markets	Significant Other	Significant
	for Identical	Observable Inputs	Unobservable
	Items (Level 1)	(Level 2)	Inputs (Level 3)	Total
March 31, 2019
Assets
Money market funds	$5,585,000	$—	$—	$5,585,000
Total assets	$5,585,000	$—	$—	$5,585,000
Liabilities
Asset acquisition derivative liability	$—	$—	$1,157,000	$1,157,000
Total liabilities	$—	$—	$1,157,000	$1,157,000

December 31, 2018
Assets
Money market funds	$9,430,000	$—	$—	$9,430,000
Total assets	$9,430,000	$—	$—	$9,430,000
Liabilities
Asset acquisition derivative liability	$—	$—	$1,117,000	$1,117,000
Total liabilities	$—	$—	$1,117,000	$1,117,000

The following table sets forth a summary of changes in the fair value of the Company’s derivative liability:

Asset
Acquisition
Derivative
Liability
Balance, December 31, 2018	$1,117,000
Changes in estimated fair value	40,000
Balance, March 31, 2019	$1,157,000

We estimate the fair value of this derivative by forecasting the timing and likelihood of the events occurring and discounting the probability adjusted payments using an appropriate discount based on market interest rates and our own non-performance risk as required by ASC 820 – Fair Value Measurement.

5. Balance Sheet Details

Property and Equipment

Property and equipment consisted of the following:

	March 31,	December 31,
	2019	2018

Laboratory equipment	$7,008,000	$6,990,000
Furniture and fixtures	630,000	627,000
Office and computer equipment	268,000	260,000
Leasehold improvements	3,266,000	3,266,000
Total	11,172,000	11,143,000
Less: accumulated depreciation	(8,242,000)	(7,894,000)
Property and equipment, net	$2,930,000	$3,249,000

Depreciation expense totaled $348,000 and $402,000 for the three months ended March 31, 2019 and 2018, respectively.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	March 31,	December 31,
	2019	2018

Accounts payable	$154,000	$415,000
Accrued compensation	383,000	191,000
Professional fees	370,000	—
Other accrued expenses	136,000	121,000
Total	$1,043,000	$727,000

6. Stock-Based Compensation

On February 26, 2016, the Company established the 2016 Stock Plan (“2016 Plan”) to supplement its prior stock plan (“2006 Plan”).  The purpose of the 2016 Plan is to provide an incentive in the form of equity awards to attract, retain and reward persons performing services for the Company. Equity awards under the 2016 Plan can be made in the form of stock options, restricted stock awards (“RSAs”) or restricted stock unit awards (“RSUs”). Stock options outstanding under the 2006 Plan will remain outstanding until exercised or forfeited, with forfeited shares reducing the total shares available for grant under the 2006 Plan, and increasing the shares available for grant under the 2016 Plan by the same amount. As of December 31, 2018, the 2006 and 2016 Plans allow the Company to grant awards of up to an aggregate of 16,728,784 shares of common stock. A total of 5,511,397 shares remain available for grant under the 2016 Plan as of March 31, 2019.

The terms of restricted stock and stock option award agreements, including vesting requirements, are determined by our Board of Directors, subject to the provisions of the 2016 Plan. The fair value of the Company’s common stock at the date of grant is determined by the Company’s Board of Directors based on analyses performed by third party valuation specialists.

Vesting of RSAs is based on the occurrence of a liquidity event, such as a public stock offering or change in control of the Company. In the event of a public stock offering, a service or milestone based vesting schedule then begins. Service periods are generally two to four years. In the event of a change in control, 100% vesting occurs upon the closing of such an event. Because the probability of a liquidity event is outside of the Company’s control and therefore not considered to be probable, no expense was recorded for the RSAs during 2019 or 2018. Expense will be recorded in the future when a liquidity event is deemed as probable in management’s judgment.

The exercise price of nonqualified and incentive stock options is set at fair value of the common stock at the date of grant. Stock options granted and outstanding under the plan generally begin to vest 25% after the first year anniversary and then monthly for the remaining three years of vesting. Option grants expire ten years from issuance, and are conditioned upon continued employment during the vesting period. Compensation expense on stock options was $0 and $26,000 during the three months ended March 31, 2019 and 2018, respectively.

Restricted stock award transactions during the three months ended March 31, 2019 are presented below:

		Weighted Average
		Grant Date
		Fair Value
	Shares	Per Share
Outstanding at December 31, 2018	8,450,712	$1.44
Granted	—	—
Forfeited/Cancelled	—	—
Outstanding at March 31, 2019	8,450,712	$1.44

As of March 31, 2019, there was total unrecognized stock-based compensation cost related to unvested restricted stock awards of $9.6 million, which will be expensed as appropriate under the awards’ vesting terms and beginning when a liquidity event becomes probable. The completion of the merger with AmpliPhi was a liquidity event and the RSAs began vesting on May 9, 2019.

Stock option transactions during the three months ended March 31, 2019 are presented below:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
		Exercise	Term	Intrinsic
	Shares	Price	(Years)	Value
Outstanding at December 31, 2018	2,766,675	$1.79	5.02	$—
Granted	—	—
Forfeited/Cancelled	—	—
Outstanding at March 31, 2019	2,766,675	$1.79	4.77	$—
Vested and expected to vest at March 31, 2019	2,756,675	$1.79	4.76	$—
Exercisable at March 31, 2019	2,760,839	$1.79	4.76	$—

7. Synthetic Genomics Asset Acquisition

On February 28, 2018, C3J completed an acquisition of certain synthetic phage assets (the “synthetic phage assets”) from Synthetic Genomics, Inc.  (“SGI”) for consideration consisting of $8.0 million in cash and $27.0 million in equity. The cash payments are as follows: $1.0 million paid at closing on February 28, 2018, $1.0 million at one year from closing, $1.0 million at two years from closing, and $5.0 million at three years from closing (the payments due on the one, two, three year anniversary are collectively the “time-based payment obligation”). The equity payment (the “equity payment” and, together with the time-based payment obligation, the “deferred purchase price arrangement”) is due upon the earlier of the initial public offering of shares of C3J’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the sale of all or substantially all of C3J’s assets to a third party, or a consolidation or merger into a third party. The agreement provides that the number of shares to be issued or the consideration to be paid will be determined based upon the per share price in connection with C3J’s initial public offering, the value of consideration received in a sale of the synthetic phage assets to a third party, or the value of consideration received in a consolidation or merger with a third party.

On December 20, 2018, in contemplation of the Merger (see Note 8), the deferred purchase price arrangement was amended. Under the amended agreement, the purchase consideration consists of (i) closing consideration of $1.0 million paid on February 28, 2018, (ii) cash payments of $1.0 million on January 31, 2019, $1.0 million on January 31, 2020, and $2.0 million on January 31, 2021, (iii) an issuance of that number of shares of C3J’s common stock equal to ten percent of C3J’s fully-diluted capitalization, excluding options and restricted stock awards, immediately prior to the closing of the merger, and (iv) potential milestone payments of up to $39.5 million related to the development and relevant regulatory approval of products utilizing bacteriophage from the synthetic phage assets acquired from SGI (the “milestone payment obligation”).

In January 2017, FASB issued ASU 2017‑01, Clarifying the Definition of a Business, or ASU 2017‑01. A key provision within ASU 2017‑01 is the single or similar asset threshold. When substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the acquired set is not a business. The Company adopted this standard effective January 1, 2017.

The synthetic phage assets acquired consisted primarily of phage know-how, research program materials and the related intellectual properties that had been under development by SGI. The Company also was assigned a collaboration agreement with

Merck, and a grant from National Institutes of Health, or NIH, and the National Institute of Allergy and Infectious Diseases, or NIAID.

The Company considered the items included in the acquired synthetic phage assets and concluded that substantially all of the fair value of the assets acquired and consideration given to SGI constituted the purchase of a single asset. Based on ASU 2017‑01, the acquisition was an asset acquisition, specifically an in process research and development asset. Under guidance in ASC 730, in process research and development assets acquired in connection with asset acquisitions are expensed unless there is an alternative future use. As the asset acquired from SGI does not have an alternative future use, the $6.8 million fair value of the asset and consideration transferred for the asset acquired was expensed in full in the consolidated statement of operations and comprehensive loss.

The equity payment was determined to be a derivative liability in accordance with ASC 815, Derivatives and Hedging and was initially recorded at its fair value of $2.8 million. Throughout 2018 and as of March 31, 2019, the derivative liability has been adjusted to its fair value based upon a payment probability assessment and marked-to-market at the end of each period. (see Note 4). The time-based payment obligation was recorded as a liability at its amortized cost of $2.9 million and impacts interest expense based on the effective interest method based on its contractual life in accordance with ASC 835,  Interest. Following the December 20, 2018 amendment to the deferred purchase price arrangement, the Company considered the reduction to the share issuance consideration in estimating the fair value of the derivative liability.

The Company determined the changes to the deferred purchase price arrangement met the definition of a troubled debt restructuring under ASC 470‑60, Troubled Debt Restructurings by Debtors, as the Company was experiencing financial difficulties and SGI granted a concession. The amendments to the terms of the equity payment resulted in an adjustment to the fair value of the derivative liability, resulting in a $2.0 million gain, which is included in the change in fair values of derivative liabilities within the consolidated statement of operations and comprehensive loss for the year ended December 31, 2018. Other than the gain resulting from the change in fair value of a derivative liability required to be remeasured to fair value with changes in fair value recognized in earnings in accordance with ASC 815, no gain on restructuring was recorded because the future, undiscounted cash flows of the time-based payment obligation exceed the carrying amount of the liability. The net carrying amount at the date of the restructuring does not include any contingently payable amounts. Prospectively, the time-based payment obligations will continue to be carried at amortized cost and will impact interest expense using the effective interest method based on its contractual life in accordance with ASC 835 and potential payments under the milestone payment obligation will be accrued once probable of being incurred in accordance with ASC 450,  Contingencies. For the periods ended March 31, 2019 and 2018, the Company recognized $306,000 and $88,000, respectively, of interest expense related to the time-based payment obligations. For the periods ended March 31, 2019 and 2018, the Company recognized $40,000 and $34,000, respectively, in change to the estimated fair value of the derivative liability.

In connection with the merger with AmpliPhi on May 9, 2019, the Company converted a portion of its future payment obligations to SGI under the amended agreement by issuing 10,480,012 C3J shares of common stock. These shares were then converted to Armata common shares pursuant to the merger and reverse stock split in the manner described in Note 8. In connection with the merger with AmpliPhi on May 9, 2019, it is anticipated that the derivative liability will adjust to zero as the future payment of any future equity to SGI will no longer be required.

8. Subsequent Events

On May 9, 2019, the Company completed a merger with AmpliPhi. In conjunction with the merger, the combined company changed its name to Armata Pharmaceuticals, Inc. Armata is publicly traded on the NYSE American exchange under the ticker symbol ARMP.

At the effective time of the Merger, each share of C3J common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive approximately 0.6906 shares of AmpliPhi common stock. The shares were then adjusted further to account for a reverse split of AmpliPhi common stock at a reverse split ratio of 1‑for‑14.

Immediately following the Merger, certain existing C3J shareholders purchased $10.0 million in Armata common stock. After the merger and new investment, the former C3J security holders owned approximately 76% of the aggregate number of shares of Armata common stock and the security holders of AmpliPhi as of immediately prior to the Merger owned approximately 24% of the aggregate number of shares of Armata common stock.